Exhibit 99.1

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

Financial Statements as of December 31, 2013 and 2012 and for the Year Ended December 31, 2013, Supplemental Schedule as of December 31, 2013 and Reports of Independent Registered Public Accounting Firms

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS
Page

Reports of Independent Registered Public Accounting Firms	i

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2013 and 2012	1

Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 2013	2

Notes to Financial Statements as of December 31, 2013 and 2012	3

SUPPLEMENTAL SCHEDULE:

Schedule H, Line 4i - Schedule of Assets (Held at End of Year)	11

Other schedules required under the Employee Retirement Income Security Act of 1974 are omitted because of the absence of the conditions under which they are required.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Schweitzer-Mauduit International, Inc.
Retirement Savings Plan
To: Human Resources Committee

We have audited the accompanying statement of net assets available for benefits of Schweitzer-Mauduit International, Inc. Retirement Savings Plan (the "Plan") as of December 31, 2013, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Schweitzer-Mauduit International, Inc. Retirement Savings Plan as of December 31, 2013, and the changes in its net assets available for benefits for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the 2013 basic financial statements taken as a whole. The supplemental schedule is presented for the purpose of additional analysis and is not a required part of the 2013 basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the 2013 basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2013 basic financial statements taken as a whole.

/s/ CohnReznick LLP

Atlanta, Georgia
June 27, 2014

i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Schweitzer-Mauduit International, Inc.
Retirement Savings Plan:

We have audited the accompanying statement of net assets available for benefits of the Schweitzer-Mauduit International, Inc. Retirement Savings Plan (the “Plan”) as of December 31, 2012. This financial statement is the responsibility of the Plan’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the net assets available for benefits of the Schweitzer-Mauduit International, Inc. Retirement Savings Plan as of December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Moore, Colson & Company, P.C.

Marietta, Georgia
June 19, 2013

ii

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2013 AND 2012

	2013	2012
Assets:

Cash	$5,261	$—
Investments, at fair value:
Schweitzer-Mauduit International, Inc. stock fund	23,106,704	18,220,056
Shares of registered investment companies	44,330,948	36,754,463
Common collective trust funds	9,274,961	6,606,266
Stable return fund	15,661,705	16,129,000

Total investments at fair value	92,374,318	77,709,785

Total Assets	92,379,579	77,709,785

Liabilities:
Excess contributions payable	3,508	17,074

Net Assets Reflecting Investments at Fair Value	92,376,071	77,692,711

Adjustment from Fair Value to Contract Value for Fully Benefit-Responsive Investment Contracts	(123,391)	(454,936)

Net Assets Available for Benefits	$92,252,680	$77,237,775

See accompanying notes to financial statements

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2013

ADDITIONS

Investment income:
Net appreciation in fair value of investments	$14,306,674
Dividend income	504,952
Total investment income		14,811,626

Contributions:
Participants'	3,349,551
Employer's	1,776,934
Rollovers from other plans	122,327

Total contributions		5,248,812

Transfers from previously allocated insurance contracts		13,661

Total additions		20,074,099

DEDUCTIONS

Administrative fees		(111,680)
Distributions to participants		(4,947,514)

Total deductions		(5,059,194)

Increase in net assets available for benefits		15,014,905

Net Assets Available for Benefits
-Beginning of Year		77,237,775

-End of Year		$92,252,680

See accompanying notes to financial statements

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012

1. PLAN DESCRIPTION AND FUNDING POLICY

The following brief description of the Schweitzer-Mauduit International, Inc. Retirement Savings Plan (the “Plan”) is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

General - The Plan is a defined contribution plan. Hourly U.S. employees of Schweitzer-Mauduit International, Inc. (the “Company” or “SMI”), represented by collective bargaining agreements (“CBA”) are eligible to participate in accordance with their CBA. The majority of SMI’s employees are eligible to participate following one month of continuous service. The Board of Directors of the Company or its delegate may change the eligibility and other provisions of the Plan from time to time.

Contributions and Vesting - An eligible hourly, weekly or salaried employee may elect to participate in the Plan and have the Company make "401(k) contributions" (that is, contributions that are deducted from compensation paid by the employer before federal income taxes are withheld) on the participant's behalf. Such contributions may be any whole percentage of 1% to 15% of the participant's hourly wages or salary rate. A participant may also make unrestricted after-tax contributions in whole percentages of 1% to 10% of their hourly wages or salary rate as long as the total of 401(k) and unrestricted after-tax contributions do not exceed 20% of the participant's hourly wages or salary. Participants are immediately vested in their contributions plus actual earnings thereon. Participants who are at least age 50 as of the end of the plan year may make "catch up" contributions in accordance with the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). The employer matching contribution at all locations is 100% of the first 3% of matched contributions, 50% of the next 4-8% matched contributions, and 25% of the final 2% of matched contributions. Employer matching contributions equal to 25% of employee "catch up" contributions are also made. A participant is cliff-vested in employer matching contributions after completion of three years of service or attainment of age 55.

The Plan will only accept a Direct Rollover of an Eligible Rollover Distribution from a qualified plan described in section 401(a) or 403(b) of the Code, excluding after-tax employee contributions and Participant Rollover Contributions of Eligible Rollover Distributions from a qualified plan described in Section 401(a) or 403(b) of the Code. The Plan will not accept rollovers from individual retirement accounts.

Investments of the Plan are participant directed. Employees are eligible to transfer accumulated employee or employer contributions daily. Employer matching contributions paid during the year ended December 31, 2013 were $ 1,776,934.

There are limitations on 401(k), unrestricted after-tax and employer-matching contributions made on behalf of highly compensated eligible employees to ensure that no prohibited discrimination takes place under the Internal Revenue Code (the “Code”). A participant affected by such limitations may have a portion of his or her contributions returned.

Participant Accounts - Contributions allocated to a specific fund are co-mingled with those of other participants and are invested in accordance with the nature of the specific fund. Pending such investment, the Trustee is authorized to invest in short-term securities of the United States of America or in other investments of a short-term nature. A separate account is maintained on behalf of each participant for each fund. Net appreciation or depreciation in fair value of investments, dividends, interest and expenses are allocated to participants based on their proportionate share of the funds.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012

Withdrawals - Any participant may withdraw, during employment, the value of the participant's unrestricted after-tax and rollover accounts and, if vested, the value of employer matching and Schweitzer Trust Fund Account (“STFA”) contributions which have been in the Plan for at least two years. Subject to certain conditions, a participant may withdraw the value of 401(k) contributions, in the case of hardship or after attaining age 59-l/2. The participant will be required to suspend subsequent contributions to the Plan for 6 months following any hardship withdrawal from the participant's 401(k) account.

Payment of Benefits and Forfeitures - Upon termination of a participant's employment at or after age 55, after three years or more of qualified service, because of total and permanent disability or death, or because of a certain group's termination, the value of the participant's accounts, including the value of all employer matching contributions, is distributable. If termination occurs other than as above, the value of nonvested employer matching contributions is forfeited and used to reduce subsequent employer matching contributions. Distributions may, at the option of the participant and subject to applicable law, be in a lump sum as either cash or shares of the Company's common stock. The amount of forfeitures used in 2013 was $18,022, the majority of which were used to reduce employer contributions. Total forfeitures available to reduce future employer contributions at December 31, 2013 and 2012 totaled $6,852 and $122, respectively.

Other - A participant has the right to direct Wells Fargo Bank N.A. (the “Trustee”) as to the manner in which to vote at each annual meeting and special meeting of the stockholders of the Company the number of shares of the Company's common stock held by the Trustee and attributable to the participant's Schweitzer-Mauduit International, Inc. Stock Fund (“SMI Stock Fund”) accounts as of the record date for the meeting. In addition, the participant has the right to determine whether shares of the Company's common stock held by the Trustee and attributable to the participant's SMI Stock Fund accounts should be tendered in response to offers therefore.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The financial statements of the Plan are prepared under the accrual method of accounting.

As described in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 946-210-45, Financial Services - Investments Companies, Balance Sheet, Other Presentation Matters, Fully Benefit-Responsive Investment Contracts, investment contracts held by a defined-contribution plan are required to be reported at fair value.

Common collective trust funds (“CCT”) held by a defined-contribution plan are required to be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined contribution plan attributable to fully benefit-responsive investment contracts held by the CCT because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the Plan. The Plan invests in investment contracts through a CCT (Stable return fund), which is fully benefit-responsive. The Statements of Net Assets Available for Benefits present the fair value of the CCT as well as the adjustment from fair value to contract value. The Statement of Changes in Net Assets Available for Benefits is prepared on a contract value basis.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012

Funds under the Plan's investment contract with the Northwestern Mutual Life Insurance Company (“Northwestern”) have been allocated and applied to purchase annuities and are excluded from the Plan's assets. As such annuity contracts are liquidated by participant, the proceeds are transferred into the Plan.

Investment Valuation and Income Recognition - All investments were held by the Trustee as of December 31, 2013 and 2012 and are stated at fair value. Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net appreciation includes the Plan’s gains and losses on investments bought and sold as well as held during the year.

Expenses - Brokerage fees, other direct costs of investments and taxes (including interest and penalties), if any, are paid by the Trustee from Plan assets. Other fees and expenses are paid by the Company.

Payment of Benefits - Benefits are recorded when paid.

Reclassification - Certain items from the previous year financial statements have been reclassified to conform to the current year presentation.

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires Plan management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.

3.	FAIR VALUE MEASUREMENTS

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1) and the lowest priority to unobservable inputs (level 3). The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Plan has the ability to access.

Level 2	Inputs to the valuation methodology include:
-quoted prices for similar assets or liabilities in active markets;
-quoted prices for identical or similar assets or liabilities in inactive markets;
-inputs other than quoted prices that are observable for the asset or liability
-inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2013 and 2012.

SMI stock fund: The SMI Stock Fund is a unitized fund which includes SMI common stock and an investment in an interest-bearing cash account for liquidity purposes. The total value of the Fund at any point in time is equal to the total market value of the common stock in the SMI Stock Fund plus the amount of cash. Each unit represented the ownership of both common shares and cash. The Company’s common stock is traded on the New York Stock Exchange (“NYSE”). The valuation of the units closely tracks the quoted market price listed on the NYSE.

Registered investment companies: Valued at the daily closing price as reported by the fund. Mutual funds held by the Plan are open-end mutual funds that are registered with the Securities and Exchange Commission. These funds are required to publish their daily net assets value (“NAV”) and to transact at that price. The mutual funds held by the Plan are deemed to be actively traded.

Common collective trust funds: Valued at the NAV of units of a bank collective trust. The NAV, as provided by the trustee, is used as a practical expedient to estimate fair value. The NAV is based on the fair value of the underlying investments held by the fund less its liabilities. This practical expedient is not used when it is determined to be probable that the fund will sell the investment for an amount different than the reported NAV. Participant transactions (purchased and sales) may occur daily. Were the Plan to initiate a full redemption of the collective trust, the investment advisor reserves the right to temporarily delay withdrawal from the trust in order to ensure that securities liquidations will be carried out in an orderly business manner.

Stable return fund: Valued at NAV, exclusive of the adjustment to contract value. The use of NAV is deemed appropriate as the CCT does not have finite lives, unfunded commitments, or significant restrictions on redemptions.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012

The following tables set forth by level, within the fair value hierarchy, the Plan's assets at fair value as of December 31, 2013 and December 31, 2012:

	Assets at Fair Value as of December 31, 2013
	Level 1	Level 2	Level 3	Total

SMI stock fund	$—	23,106,704	—	$23,106,704
Registered investment companies:
Target date funds	15,491,800	—	—	15,491,800
Mid Cap U.S. equity funds	7,553,877	—	—	7,553,877
Bond funds	5,569,257	—	—	5,569,257
Large Cap Non-U.S. equity funds	4,891,875	—	—	4,891,875
Growth funds	6,611,718	—	—	6,611,718
Small Cap U.S. equity funds	1,999,767	—	—	1,999,767
Large Cap U.S. equity funds	2,212,654	—	—	2,212,654
Common collective trust funds	—	9,274,961	—	9,274,961
Stable return fund	—	15,661,705	—	15,661,705
Total assets at fair value	$44,330,948	$48,043,370	$—	$92,374,318

	Assets at Fair Value as of December 31, 2012
	Level 1	Level 2	Level 3	Total

SMI stock fund	$—	$18,220,056	—	$18,220,056
Registered investment companies:
Target date funds	13,039,009	—	—	13,039,009
Mid Cap U.S. equity funds	5,235,321	—	—	5,235,321
Bond funds	7,221,995	—	—	7,221,995
Large Cap Non-U.S. equity funds	4,222,679	—	—	4,222,679
Growth funds	3,777,960	—	—	3,777,960
Small Cap U.S. equity funds	1,564,635	—	—	1,564,635
Large Cap U.S. equity funds	1,692,864	—	—	1,692,864
Common collective trust funds	—	6,606,266	—	6,606,266
Stable return fund	—	16,129,000	—	16,129,000
Total assets at fair value	$36,754,463	$40,955,322	$—	$77,709,785

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012

Fair Value of Investments in Entities that Use Net Asset Value

The following table summarizes investments measured at fair value based on NAV per share as of December 31, 2013 and 2012, respectively.

December 31, 2013	Fair Value	Unfunded Commitments	Redemption Frequency (if currently eligible)	Redemption Notice Period
Common Collective Trust Funds:
Russell 2000 Index Fund N	$744,170	N/A	Daily	N/A
S&P Midcap Index Fund	$788,092	N/A	Daily	N/A
S&P 500 Index Fund	$7,742,699	N/A	Daily	N/A
Stable Return Fund	$15,661,705	N/A	Daily	N/A

December 31, 2012	Fair Value	Unfunded Commitments	Redemption Frequency (if currently eligible)	Redemption Notice Period
Common Collective Trust Funds:
Russell 2000 Index Fund N	$219,036	N/A	Daily	N/A
S&P Midcap Index Fund	$484,850	N/A	Daily	N/A
S&P 500 Index Fund	$5,902,380	N/A	Daily	N/A
Stable Return Fund	$16,129,000	N/A	Daily	N/A

Russell 2000 Index Fund

The Fund seeks to approximate as closely as practicable the total return, before deduction of fees and expenses, of the Russell 2000® Index. The Fund is an index fund that invests in the equity securities of companies that compose the Index. The Fund will pursue its objective through investment in one or more underlying collective investment funds maintained by BlackRock Institutional Trust Company, N.A.

S&P MidCap Index Fund

The Fund seeks to approximate as closely as practicable the total return, before deduction of fees and expenses, of the Standard & Poor’s 400 MidCap Index. The Fund is an index fund that invests in the equity securities of companies that compose the Index. The Fund will pursue its objective through investment in one or more underlying collective investment funds maintained by BlackRock Institutional Trust Company, N.A.

S&P 500 Index Fund

The Fund seeks to approximate as closely as practicable the total return, before deduction of fees and expenses, of the Standard & Poor’s 500 Index. The Fund is an index fund that invests in the equity securities of companies that compose the Index. The Fund will pursue its objective through investment in one or more underlying collective investment funds maintained by BlackRock Institutional Trust Company, N.A.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012

Stable Return Fund

The stable return fund invests all assets in Wells Fargo Stable Return Fund G, a collective trust fund sponsored by Wells Fargo Bank, N.A. The Wells Fargo Stable Fund G invests in investment contracts and security-backed contracts. An investment contract is a contract issued by a financial institution to provide a stated rate of return to the buyer of the contract for a specified period of time. A security-backed contract has similar characteristics as a traditional investment contract and is comprised of two parts: the first part is a fixed-income security or portfolio of fixed-income securities; the second part is a contract value guarantee (wrapper) provided by a third party. Wrappers provide contract value payments for certain participant-initiated withdrawals and transfers, a floor crediting rate, and return of fully accrued contract value at maturity.

4. INVESTMENTS

The following presents investments, at fair value, that represent 5 percent or more of the Plan's net assets:

	December 31,
	2013	2012

Schweitzer-Mauduit International, Inc. Stock Fund	$23,106,704	$18,220,056
Stable Return Fund (at contract value)	15,538,314	15,674,064
S&P 500 Index Fund	7,742,699	5,902,380
Artisan Mid Cap Value Investor Fund	7,553,877	5,235,321
PIMCO Total Return Fund	5,569,257	7,221,995
MFS Research International Fund	4,891,875	4,222,679

During 2013, the Plan's investments net appreciation in value including gains and losses on investments bought and sold, as well as held during the year, as follows:

Schweitzer-Mauduit International, Inc. Stock Fund	$5,538,056
Registered investment companies	6,344,569
Common collective trust funds	2,222,420
Stable return fund	201,629
Net appreciation in the fair value of investments	$14,306,674

5. PARTY-IN-INTEREST TRANSACTIONS

At December 31, 2013 and 2012, the Plan’s SMI Stock Fund held shares of the Company's common stock.

Investments in common collective trust funds and the stable return fund, which are managed by the Trustee, aggregated $24,936,666 and $22,735,266 at December 31, 2013 and 2012, respectively.

Certain plan investments are shares of various investments managed by the Trustee as defined by the Plan and therefore these transactions qualify as party-in-interest transactions. The primary fees paid by the Plan relate to investment management fees charged on a daily basis to the various investments held.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
RETIREMENT SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013 AND 2012

6. INVESTMENT IN STABLE RETURN FUND

The Plan does not invest directly in fully benefit-responsive contracts as they are held in a common collective trust, and therefore are not required to include in the financial statements the disclosure requirements for stable value investment funds.

The yield earned by the fund at December 31, 2013 and 2012 was 1.36% and 0.94% respectively. This represents the annualized earnings of all investments in the fund divided by the fair value of all investments in the funds at December 31, 2013 and 2012, respectively.

The yield earned by the fund with an adjustment to reflect the actual interest rate credited to participants in the fund at December 31, 2013 and 2012 was 1.52% and 1.95%, respectively. This represents the annualized earnings credited to participants in the fund divided by the fair value of all investments in the fund at December 31, 2013 and 2012, respectively.

7. PRIORITIES UPON TERMINATION OF THE PLAN

The Company has the right under the Plan to terminate the Plan subject to the provisions of ERISA. In the event of termination of the Plan, all participants will become fully vested in their accounts. Management of the Company has indicated it has no current intentions to terminate the Plan.

8. TAX STATUS

The Internal Revenue Service (“IRS”) has determined and informed the Company by a letter dated January 25, 2012, that the Plan and related trust are designed in accordance with applicable sections of the Code. Although the Plan has been amended since receiving the determination letter, the plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code and therefore believe that the Plan is qualified and the related trust is tax exempt.

Accounting principles generally accepted in the United States of America require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the taxing authorities. The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2013, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.

The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2010.

9. RISKS AND UNCERTAINTIES

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statements of net assets available for benefits.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. RETIREMENT SAVINGS PLAN
SCHEDULE OF ASSETS (HELD AT END OF YEAR)
Form 5500, Schedule H, Part IV, Line 4i, December 31, 2013
Plan No. 002
EIN No. 62-1612879

	Identity of Issue	Description of Investment
	Borrower, Lessor,	Including Maturity Date, Rate of
	or Similar Party	Interest, Collateral, Par or Maturity Value	Cost	Current Value

*	Schweitzer-Mauduit International, Inc.	Schweitzer-Mauduit International, Inc. Common Stock Fund	(A)	$23,106,704

		Shares of Registered Investment Companies:
	Artisan	Artisan Mid Cap Value Investor Fund	(A)	7,553,877
	Delaware Investments	Delaware Small Cap Value Fund	(A)	1,999,767
	Eagle Funds	Eagle Small Cap Growth Fund	(A)	2,684,645
	MFS	MFS Research International Fund	(A)	4,891,875
	MFS	MFS Value Fund	(A)	2,212,654
	Prudential Investments	Prudential Jennison Mid Cap Growth Fund	(A)	794,498
	T. Rowe Price	T. Rowe Price Growth Advantage Fund	(A)	3,132,575
	PIMCO	PIMCO Total Return Fund	(A)	5,569,257
*	Wells Fargo Bank, N.A.	Target Today Fund	(A)	1,036,525
*	Wells Fargo Bank, N.A.	Target 2010 Fund	(A)	461,054
*	Wells Fargo Bank, N.A.	Target 2015 Fund	(A)	2,111,371
*	Wells Fargo Bank, N.A.	Target 2020 Fund	(A)	3,074,218
*	Wells Fargo Bank, N.A.	Target 2025 Fund	(A)	3,907,061
*	Wells Fargo Bank, N.A.	Target 2030 Fund	(A)	2,255,820
*	Wells Fargo Bank, N.A.	Target 2035 Fund	(A)	1,304,283
*	Wells Fargo Bank, N.A.	Target 2040 Fund	(A)	763,500
*	Wells Fargo Bank, N.A.	Target 2045 Fund	(A)	421,051
*	Wells Fargo Bank, N.A.	Target 2050 Fund	(A)	156,917
		Total Shares of Registered Investment Companies		44,330,948

		Common Collective Trust Funds:
	State Street	Russell 2000 Index Fund N	(A)	744,170
	State Street	S&P Midcap Index Fund	(A)	788,092
	State Street	S&P 500 Index Fund	(A)	7,742,699
		Total Common Collective Trust Funds		9,274,961

*	Wells Fargo Bank, N.A.	Stable Return Fund	(A)	15,538,314	**

	Total Investments			$92,250,927
* Sponsor and/or issuer known to be a party-in-interest to the Plan.
(A) Cost information is not required to be presented for participant-directed investments.
** Contract value, with adjustment to fair value below:
	Contract value	$15,538,314
	Adjustment:	123,391
	Fair value	$15,661,705
See report of independent registered public accounting firm.